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                                                    RPM, INC. AND SUBSIDIARIES                                                  12
                                                    --------------------------
                                        CONSOLIDATED STATEMENTS OF COMPUTATIONS OF EARNINGS
                                        ---------------------------------------------------
                                           PER COMMON SHARE AND COMMON SHARE EQUIVALENTS
                                           ---------------------------------------------
                                                            (Unaudited)
                                                                                                                        Exhibit XI
                                             (In thousands, except per share amounts)                                   ----------



                                                                                          Three Months Ended August 31,
                                                                                          -----------------------------
                                                                                               1995            1994
                                                                                          -------------   -------------
Shares Outstanding
------------------
     For computation of primary earnings per
        common share
            Weighted average shares                                                              56,966          56,768
            Net issuable common share equivalents                                                   386             309
                                                                                          -------------   -------------

              Total shares for primary earnings
                 per share                                                                       57,352          57,077

     For computation of fully-diluted earnings
        per common share
           Additional shares issuable assuming
              conversion of convertible securities                                                7,813           7,813

           Additional common shares equivalents;
              ending market value higher than
              average market value                                                                    6              14
                                                                                          -------------   -------------

                 Total shares for fully-diluted
                    earnings per share                                                           65,171          64,904
                                                                                          =============   =============

Net Income
----------
     Net income applicable to common shares for
        primary earnings per share                                                              $19,617         $18,391
           Add  back interest net of tax on convertible
              securities assumed to be converted                                                  1,219           1,157
                                                                                          -------------   -------------

     Net income applicable to common shares for
        fully-diluted earnings                                                                  $20,836         $19,548
                                                                                          =============   =============

     Earnings Per Common Share and Common Share
        Equivalents                                                                           $.34            $.32
                                                                                              ====            ====


     Earnings Per Common Share Assuming Full
        Dilution                                                                              $.32            $.30
                                                                                              ====            ====

The accompanying notes to consolidated financial statements are an integral part of these statements.
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